UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of January 1, 2001, we entered into two agreements for the supply of needle coke, one with ConocoPhillips (U.K.) Limited (successor by merger to Conoco (U.K.) Limited) and the other with ConocoPhillips Company (successor by merger to Conoco, Inc. and, together with ConocoPhillips (U.K.) Limited, “ConocoPhillips”). As previously disclosed, the agreements have been periodically amended. Needle coke is a key raw material for the production of graphite electrodes, one of our principle product lines.

The amended agreements contain customary terms and conditions for the purchase and sale of needle coke, including delivery and price terms. The agreements were established as evergreen agreements and have no stated expiration date; however, they do contain termination provisions, including, upon a termination that, as described below, provide for a 3-year supply arrangement with reducing volume commitments following a termination.

Under the termination provisions, a party may elect to terminate the agreements by giving notice any time after January 1, 2007. In the case of a notice given by September 30 of any calendar year, the effective termination date is the end of the calendar year in which the notice is given; otherwise, the effective termination date is the end of the calendar year next following the calendar year in which the notice is given.

In the event of such a termination, the parties are required to enter into replacement agreements providing for the supply and purchase of needle coke for a term of three years beginning immediately after the effective termination date, with decreasing quantities in each of those years and with pricing based on market prices.

The parties to the agreements have been discussing GrafTech’s future needle coke requirements, including potential changes in such needs as a result of our pending acquisition of Seadrift Coke LP, as well as other provisions of the agreements which are inapplicable due to changes in circumstances over the decade since the agreements were first established. Pursuant to those discussions, the consensus of the parties was that the agreements should be terminated and that the parties enter into negotiations concerning future supply of needle coke for a term of three years, as described above, and with such other provisions that are mutually acceptable. The estimated quantities under the replacement agreements are sufficient for our forecasted raw material requirements based on our expectation of receiving regulatory clearance in the fourth quarter of 2010 for our proposed acquisition of Seadrift Coke LP.

In connection with these discussions, on September 27, 2010, GrafTech received formal notice of termination from ConocoPhillips regarding both agreements effective December 31, 2010.

Reference is made to the note on forward-looking statements contained after the caption “Forward Looking Statements” in Item 1A of Part I of our Annual Report on Form 10-K for the period ended December 31, 2009, and after the caption “Forward Looking Statements and Risks” in the Introduction to Part I, Item 2, and Part II, Item 1 of our Quarterly Report for the period ended June 30, 2010 with respect to risks and uncertainties affecting estimates, forecasts, and predictions contained herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: October 1, 2010	By:	/s/ John D. Moran
John D. Moran
General Counsel, Vice President and Secretary